Exhibit 3.2

[FORM OF]

CERTIFICATE OF INCORPORATION

OF

DIGITAL LANDSCAPE GROUP, INC.

FIRST: The name of the Corporation is Digital Landscape Group, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 North Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,992,986,033 shares of capital stock, consisting of three classes as follows: (i) 1,590,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”); (ii) 200,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iii) 202,986,033 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which (A) 1,600,000 are hereby designated as “Series A Founder Preferred Stock” (the “Series A Founder Preferred Stock”), and (B) 1,386,033 are hereby designated as “Series B Founder Preferred Stock” (the “Series B Founder Preferred Stock” and together with the Series A Founder Preferred Stock, the “Founder Preferred Stock”).

A. Common Stock. The powers (including voting power), if any, preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, of each class of the Common Stock are as follows:

(1) Class A Common Stock.

(a) Ranking. Except as otherwise expressly provided in this Certificate of Incorporation (as amended or amended and restated from time to time, this “Certificate of Incorporation”), the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be in all respects identical.

(b) Voting. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation (as amended or amended and restated from time to time, the “Bylaws”), or upon which a vote of stockholders generally entitled to vote is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of Class A Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(c) No Cumulative Voting. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(d) Amendments Affecting Stock. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the prior vote of the holders of at least a majority of the shares of Class A Common Stock then outstanding, voting separately as a single class, (A) alter or change the powers, preferences or special rights of the shares of Class A Common Stock so as to affect them adversely or (B) take any other action upon which class voting is required by applicable law.

(e) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that without the prior vote of the holders of a majority of the shares of Class A Common Stock then outstanding and the holders of a majority of the shares of Class B Common Stock then outstanding, each voting as separately as a single class, no dividend shall be declared or paid or set apart for payment on the Class A Common Stock in (i) shares of Class A Common Stock or rights, options or warrants to purchase shares of Class A Common Stock unless there shall also be or have been declared and set apart for payment on the Class B Common Stock, a dividend of an equal number of shares of Class B Common Stock or rights, options or warrants to purchase shares of Class B Common Stock or (ii) shares of Class B Common Stock or rights, options or warrants to purchase shares of Class B Common Stock unless there shall also be or have been declared and set apart for payment on the Class B Common Stock, a dividend of an equal number of shares of Class B Common Stock or rights options or warrant to purchase shares of Class B Common Stock.

(f) Stock Splits. Without the prior vote of the holders of a majority of the shares of Class A Common Stock then outstanding and the holders of a majority of the shares of Class B Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination shall be effected on the Class A Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class B Common Stock.

(g) Liquidation, Dissolution, etc. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution to stockholders of the Corporation.

(h) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock shall be entitled to receive the same per share consideration on a per share basis.

(i) No Preemptive Rights. No holder of shares of Class A Common Stock shall be entitled to preemptive rights.

(j) Conversion. Class A Common Stock shall not be convertible into or exchangeable for any other class or series of capital stock of the Corporation.

(2) Class B Common Stock.

(a) Ranking. Except as otherwise expressly provided in this Certificate of Incorporation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of shares of Class B Common Stock and holders of shares of Class A Common Stock shall be in all respects identical.

(b) Voting. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws, or upon which a vote of stockholders generally entitled to vote is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Class B Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(c) No Cumulative Voting. The holders of shares of Class B Common Stock shall not have cumulative voting rights.

(d) Amendments Affecting Stock. So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the prior vote of the holders of at least a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, (A) alter or change the powers, preferences or special rights of the shares of Class B Common Stock so as to affect them adversely or (B) take any other action upon which class voting is required by applicable law.

(e) No Dividends. Shares of Class B Common Stock shall be deemed to be a non-economic interest. The holders of Class B Common Stock shall not be entitled to receive any dividends (including cash, stock or property) in respect of their shares of Class B Common Stock except as expressly provided in Section A(1)(e) of this Article FOURTH.

(f) Stock Splits. Without the prior vote of the holders of a majority of the shares of Class B Common Stock then outstanding and the holders of a majority of the shares of Class A Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination shall be effected on the Class B Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class A Common Stock.

(g) Liquidation, Dissolution, etc. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class B Common Stock shall not be entitled to receive any assets or funds of the Corporation available for distribution to stockholders of the Corporation.

(h) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class B Common Stock shall not be entitled to receive any consideration in respect of a share of Class B Common Stock.

(i) No Preemptive Rights. No holder of shares of Class B Common Stock shall be entitled to preemptive rights.

(j) Exchange and Cancellation of Class B Common Stock. To the extent that either (i) any holder of shares of Class B Common Stock exercises its right pursuant to the OpCo LLC Agreement (as defined below) to have its Common Units (as defined in the OpCo LLC Agreement and hereinafter, the “Common Units”) redeemed by APW OpCo LLC, a Delaware limited liability company (“OpCo”), in accordance with the OpCo LLC Agreement or (ii) the Corporation exercises its option pursuant to the OpCo LLC Agreement to effect a direct exchange with such holder in lieu of the redemption described in clause (i), then upon the surrender of the shares of Class B Common Stock to be redeemed or exchanged and simultaneous with the payment of, at the Corporation’s election, cash or shares of Class A Common Stock to the holder of such shares of Class B Common Stock by OpCo (in the case of a redemption) or the Corporation (in the case of an exchange), the shares of Class B Common Stock so redeemed or exchanged shall be automatically (and without any further action on the part of the Corporation or the holder thereof) cancelled for no consideration.

(k) Transfer of Class B Common Stock.

(A) The transfer of a Common Unit or other applicable Units (as defined in the OpCo LLC Agreement and hereafter, “Units”) in accordance with the OpCo LLC Agreement shall result in the automatic transfer of an equal number of shares of Class B Common Stock to the same transferee. No holder of a share of Class B Common Stock shall transfer such share other than with an equal number of Common Units (as such number may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to the Class B Common Stock or Common Units) in accordance with the OpCo LLC Agreement. The transfer restrictions described in this Section A(2)(k)(A) of this Article FOURTH are referred to as the “Restrictions”.

(B) Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall, to the fullest extent permitted by applicable law, be null and void. If, notwithstanding the Restrictions, an individual, corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity (a “Person”) shall, voluntarily or involuntarily, purportedly become or attempt to become the purported transferee of shares of Class B Common Stock (the “Purported Owner”) in violation of the Restrictions, then the Purported Owner shall, to the fullest extent permitted by applicable law, not obtain any rights in and to such Class B Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall, to the fullest extent permitted by applicable law, not be recognized by the Corporation or its transfer agent.

(C) Upon a determination by the Board of Directors that a Person has attempted or is attempting to transfer or to acquire shares of Class B Common Stock, or has purportedly transferred or acquired shares of Class B Common Stock, in violation of the Restrictions, the Board of Directors may take such lawful action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the books and records of the Corporation, including, to the fullest extent permitted by applicable law, to cause the Corporation’s transfer agent to refuse to record the Purported Owner’s transferor as the record owner of the shares of Class B Common Stock, and to institute proceedings to enjoin any such attempted or purported transfer or acquisition, or reverse any entries or records reflecting such attempted or purported transfer or acquisition.

(D) Notwithstanding the Restrictions, (i) in the event that any outstanding shares of Class B Common Stock shall cease to be held by a registered holder of Common Units or other applicable Units, such shares of Class B Common Stock shall be automatically (and without action on the part of the Corporation or the holder thereof) cancelled for no consideration and (ii) in the event that any registered holder of shares of Class B Common Stock no longer holds an equal number of shares of Class B Common Stock and of Common Units or other applicable Units (as such numbers may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to the Class B Common Stock or Common Units), the shares of Class B Common Stock registered in the name of such holder that exceed the number of Common Units or other applicable Units held by such holder shall be automatically (and without further action on the part of the Corporation or such holder) cancelled for no consideration.

(E) The Board of Directors may, to the fullest extent permitted by applicable law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section A(2)(k) of this Article FOURTH and the OpCo LLC Agreement for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section A(2)(k) of this Article FOURTH. Any such procedures and regulations shall be kept on file with the Secretary and with its transfer agent and shall be made available for inspection by any prospective transferee of shares of Class B Common Stock and, upon written request, shall be mailed or otherwise delivered, as determined by the Corporation, to a holder of shares of Class B Common Stock.

(F) The Board of Directors shall, to the fullest extent permitted by applicable law, have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

(l) Class B Common Stock Legend. All certificates or book-entries representing shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK-ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION, AS AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DIGITAL LANDSCAPE GROUP, INC. AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(m) Status of Converted, Redeemed, Repurchased or Cancelled Shares. If any share of Class B Common Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, or is cancelled pursuant to this Certificate of Incorporation, the share of Class B Common Stock so acquired or cancelled shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition. Any share of Class B Common Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Class B Common Stock.

B. Preferred Stock.

(1) Additional Series. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The designations, powers (including voting powers), preferences and relative, participating, optional, special and other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding.

(2) Founder Preferred Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Founder Preferred Stock are as follows and shall be identical except as expressly specified as relating only to the Series A Founder Preferred Stock or Series B Founder Preferred Stock, as applicable:

(a) Definitions. The following terms have the following meanings for purposes of this Certificate of Incorporation:

(A) “Admission” means the admission of the shares of Class A Common Stock to the standard listing segment of the Official List maintained by the Financial Conduct Authority of the United Kingdom or any successor, acting in its capacity as competent authority for the purposes of admission to the Official List, and to trading on the main market for listed securities of the London Stock Exchange plc (or, if the Class A Common Stock is not at the relevant time admitted to trading on such market, the principal stock exchange or securities market on which the Class A Common Stock is then listed or traded or if the Class A Common Stock is at the relevant time listed or traded (at the request of the Corporation) on more than one stock exchange or securities market, the stock exchange or securities market on which the Board of Directors, in its discretion, determine that Class A Common Stock has the greatest liquidity), which occurred on November 20, 2017.

(B) “Annual Dividend Amount” for any relevant Dividend Year means the amount calculated as follows:

A x B

where

“A” = an amount equal to twenty percent (20%) of the increase (if any) in the value of a share of Class A Common Stock, such increase calculated as being the difference between (i) the Dividend Price for that Dividend Year, and (ii) (x) if no Annual Dividend Amount has previously been paid, a price of $10.00 per share of Class A Common Stock, or (y) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year, which such amount shall be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Series A Founder Preferred Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Founder Preferred Stock; and

“B” = the Preferred Share Dividend Equivalent.

(C) “Average Price” means in respect of shares of Class A Common Stock or any other securities as of any date or for any relevant period (as applicable): (i) the volume weighted average price for such security on the London Stock Exchange for such date or relevant period as reported by Bloomberg through its “Volume at Price” functions; (ii) if the London Stock Exchange is not the principal securities exchange or trading market for that security, the volume weighted average price of that security for such date or relevant period on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price (or average of the last closing trade price for each Trading Day in the applicable relevant period) of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price (or average of the last closing ask price for each Trading Day in the applicable relevant period) of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date or for the relevant period on any of the foregoing bases, the Average Price of that security on such date or for the applicable relevant period shall be the fair market value as mutually determined by the Corporation and the holders of at least a majority in voting power of the then outstanding shares of Series A Founder Preferred Stock (acting reasonably), voting or consenting separately as a single class.

(D) “Bloomberg” means Bloomberg Financial Markets.

(E) “Dividend Determination Period” means the last ten (10) consecutive Trading Days of a Dividend Year.

(F) “Dividend Price” means the Average Price in respect of shares of Class A Common Stock for the Dividend Determination Period in the relevant Dividend Year.

(G) “Dividend Year” means the period commencing on the day immediately after the date of Admission and ending on the last day of that Financial Year, and thereafter each subsequent Financial Year, except that: (i) in the event of the Corporation’s dissolution, the relevant Dividend Year shall end on the Trading Day immediately prior to the date of dissolution; and (ii) upon of the automatic conversion of shares of Series A Founder Preferred Stock into shares of Common Stock on the Mandatory Conversion Date, the relevant Dividend Year shall end on the Trading Day immediately prior to such Mandatory Conversion Date.

(H) “Financial Year” means the fiscal year of the Corporation, being the twelve (12) month (or shorter) period ending on December 31st in each year, or such other fiscal year(s) (each of which may be a twelve (12) month period or any longer or shorter period) as may be determined from time to time by resolution of the Board of Directors and in accordance with any applicable laws and regulations.

(I) “Founder Entity” means each of (i) TOMS Acquisition II, LLC, (ii) Imperial Landscape Sponsor LLC and (iii) William Berkman.

(J) “Junior Stock (Dividends)” means (i) the Common Stock and the Series B Founder Preferred Stock and (ii) any other outstanding series of Preferred Stock ranking junior to the Series A Founder Preferred Stock as to dividends as described in Section B(2)(b)(A) and Section B(2)(b)(C), in each case, of Article FOURTH.

(K) “London Stock Exchange” means London Stock Exchange plc.

(L) “Mandatory Conversion Date” means the last day of the seventh (7th) full Financial Year after the Closing Date (as defined in the Merger Agreement), or, if such date is not a Trading Day, the first Trading Day immediately following such date.

(M) “Merger Agreement” means the Agreement and Plan of Merger, dated as of November 19, 2019, by and among (i) AP WIP Investments Holdings, LP, a Delaware limited partnership, (ii) Associated Partners, L.P., a Guernsey limited partnership (“AP LP”), (iii) the Corporation, (iv) LAH Merger Sub LLC, a Delaware limited liability company, (v) OpCo, and (vi) AP LP, as the Company Partners Representative (as defined in the Merger Agreement).

(N) “NYSE” means the New York Stock Exchange or any successor national securities exchange.

(O) “OpCo LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of OpCo effective as of the effective time of the Merger (as defined in the Merger Agreement), as the same may be amended or amended and restated.

(P) “Parity Stock (Dividends)” means any outstanding series of Preferred Stock ranking on parity with the Series A Founder Preferred Stock as to dividends as described in Section B(2)(b)(A) and Section B(2)(b)(C), in each case, of Article FOURTH.

(Q) “Parity Stock (Liquidation)” means any outstanding series of Preferred Stock ranking on parity with the Series A Founder Preferred Stock as to distributions payable to the holders of capital stock of the Corporation upon a liquidation, dissolution or winding up of the Corporation.

(R) “Permitted Transferees” has the meaning set forth in the Shareholders Agreement.

(S) “Preferred Share Dividend Equivalent” means a number of shares of Class A Common Stock equal to the aggregate number of shares of Class A Common Stock issued and outstanding immediately following the consummation of the transactions required to be effected at the Closing (as defined in the Merger Agreement) in connection with the Merger Agreement, including all shares of Class A Common Stock issued or issuable pursuant to the exercise of the then outstanding Warrants, but excluding any shares of Class A Common Stock issued or issuable to the holders of Class B Common Units (as defined in the OpCo LLC Agreement and hereinafter, the “Class B Common Units”), LTIP Units (as defined in the OpCo LLC Agreement and hereinafter, the “LTIP Units”) or Rollover Profits Units (as defined in the OpCo LLC Agreement and hereinafter, the “Rollover Profits Units”) in connection with the transactions contemplated by the Merger Agreement, which such amount shall be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Series A Founder Preferred Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Founder Preferred Stock.

(T) “SEC” means the United States Securities and Exchange Commission.

(U) “Senior Stock (Dividends)” means any outstanding series of Preferred Stock ranking senior to the Series A Founder Preferred Stock as to dividends as described in Section B(2)(b)(A) and Section B(2)(b)(C), in each case, of Article FOURTH.

(V) “Senior Stock (Liquidation)” means any outstanding series of Preferred Stock ranking senior to the Series A Founder Preferred Stock as to distributions payable to holders of capital stock of the Corporation upon a liquidation, dissolution or winding up of the Corporation.

(W) “Shareholders Agreement” has the meaning set forth in the OpCo LLC Agreement.

(X) “Trading Day” means any date on which (i) the London Stock Exchange’s main market for listed securities, the NYSE or other United States securities exchange or quotation system, as applicable, is open for business, and (ii) on which shares of Class A Common Stock may be traded (other than a day on which the London Stock Exchange’s main market for listed securities, the NYSE or other United States securities exchange or quotation system, as applicable, is scheduled to or does close prior to its regular weekday closing time).

(Y) “Warrants” means the warrants to purchase ordinary shares, no par value, of Landscape Acquisition Holdings Limited, a company incorporated under the laws of the British Virgin Islands, pursuant to the Warrant Instrument of Landscape Acquisition Holdings Limited dated November 3, 2017, as converted at the effective time of the Merger (as defined in the Merger Agreement), into a right to acquire shares of Class A Common Stock pursuant to the terms of such warrant instrument, as the same may be amended or amended and restated.

(b) Dividends.

(A) Series A Founder Preferred Stock Preferential Dividends. Subject to the rights of the holders of any Senior Stock (Dividends), and on parity with the holders of any Parity Stock (Dividends), the holders of the Series A Founder Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available therefor, and payable in preference and priority to the declaration or payment of any dividends on any Junior Stock (Dividends), a cumulative annual dividend of the Annual Dividend Amount for each relevant Dividend Year commencing from the date that is (i) after the Closing Date (as defined in the Merger Agreement), and (ii) after the Average Price per share of Class A Common Stock has been $11.50 per share or more (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Series A Founder Preferred Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Founder Preferred Stock) for any ten (10) consecutive Trading Days. The Annual Dividend Amount shall be paid in cash or in shares of Class A Common Stock, as determined by the Board of Directors in its sole discretion. The Annual Dividend Amount shall be allocated among the holders of shares of Series A Founder Preferred Stock pro rata based on the number of shares of Series A Founder Preferred Stock held by them on the record date for determining the holders of shares of Series A Founder Preferred Stock entitled to receive payment of the Annual Dividend Amount. In the event that the Annual Dividend Amount for the relevant Dividend Year is determined by the Board of Directors in its sole discretion to be paid in shares of Class A Common Stock, the aggregate number of shares of Class A Common Stock to be issued therefor shall be determined by dividing the Annual Dividend Amount by the Dividend Price for that Dividend Year; provided, however, that the Corporation shall not issue fractional shares of Class A Common Stock in connection with the payment of such Annual Dividend Amount and instead, any fractional share of Class A Common Stock otherwise issuable to any holder of Series A Founder Preferred Stock in connection with the payment of such Annual Dividend Amount shall be rounded down to the nearest whole share. For the avoidance of doubt, the Annual Dividend Amount for the relevant Dividend Year shall be payable in full and shall not be subject to prorating notwithstanding such Dividend Year being longer or shorter than twelve (12) months. In the event that the Annual Dividend Amount is determined by the Board of Directors in its sole discretion to be paid in shares of Class A Common Stock, and shares of Class A Common Stock (or any interests therein) are listed on the London Stock Exchange, the NYSE or other United States securities exchange or quotation system, as applicable, then the Corporation shall use reasonable efforts, including by the issuance of a prospectus, listing document, registration statement or similar document as may be required so that, upon the payment of such Annual Dividend Amount in shares of Class A Common Stock, such shares of Class A Common Stock are promptly admitted to or listed on such securities exchange or quotation system.

(B) Series A Founder Preferred Stock Participation Dividends. In the event dividends are declared and paid or set aside for payment on the outstanding shares of Class A Common Stock, then there shall also be declared and paid or set aside for payment on the outstanding shares of Series A Founder Preferred Stock an amount per share of Series A Founder Preferred Stock equal to the amount determined by multiplying the dividend amount per share of Class A Common Stock being declared and paid or set aside for payment on the outstanding shares of Class A Common Stock by the number of shares of Class A Common Stock into which each share of Series A Founder Preferred Stock could then be converted pursuant to Section B(2)(e) of this Article FOURTH.

(C) Series A Founder Preferred Stock Additional Participation Dividends. In the event dividends are declared and paid or set aside for payment on the outstanding shares of Class A Common Stock from and after the Closing Date (as defined in the Merger Agreement), an aggregate amount equal to twenty percent (20%) of the dividend which would be distributed on such number of outstanding shares of Class A Common Stock equal to the Preferred Share Dividend Equivalent, such aggregate amount to be allocated among the holders of shares of Series A Founder Preferred Stock pro rata based on the number of shares of Series A Founder Preferred Stock held by them on the record date for determining the holders of shares of Series A Founder Preferred Stock entitled to receive payment of such dividend amount.

(c) Voting Rights.

(A) Generally. Except as may otherwise be provided in this Certificate of Incorporation or by applicable law, (i) each holder of Series A Founder Preferred Stock, as such, shall be entitled to a number of votes equal to the number of shares of Class A Common Stock into which each share of Series A Founder Preferred Stock held of record by such holder could then be converted pursuant to Section B(2)(e) of this Article FOURTH on all matters on which stockholders are generally entitled to vote, and (ii) each holder of Series B Founder Preferred Stock, as such, shall be entitled to a number of votes equal to the number of shares of Class B Common Stock into which each share of Series B Founder Preferred Stock held of record by such holder could then be converted pursuant to Section B(2)(e) of this Article FOURTH, in each case, on all matters on which stockholders are generally entitled to vote

(B) Founder Preferred Directors. For so long as the Founder Entities, their affiliates and their Permitted Transferees in aggregate hold twenty percent (20%) or more of the issued and outstanding shares of Founder Preferred Stock, the holders of a majority in voting power of the outstanding shares of Founder Preferred Stock, voting or consenting together as a single class, shall be entitled to, at any meeting of the holders of the outstanding shares of Founder Preferred Stock held for the election of directors or by consent in lieu of a meeting of the holders of the outstanding shares of Founder Preferred Stock, (i) elect four (4) members of the Board of Directors (together, the “Founder Directors” and each, a “Founder Director”), (ii) remove from office, with or without cause, any Founder Director and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Founder Director; provided, however, (x) if the holders of the outstanding shares of Founder Preferred Stock, voting or consenting together as a single class, fail to elect a sufficient number of directors to fill the directorships for which they are entitled to elect directors pursuant to this Section B(2)(c)(B) of Article FOURTH, then any directorship not so filled shall remain vacant until such time as it shall be filled in accordance with this Section B(2)(c)(B) of Article FOURTH, and no such directorship may be filled by stockholders of the Corporation other than the holders of the outstanding shares of Founder Preferred Stock, voting or consenting together as a single class, and (y) no vacancy caused by the death, resignation, disqualification, removal or other cause of any Founder Director may be filled by any remaining Founder Director. A majority of the Founder Directors must be “independent” under the rules of the primary stock exchange or quotation system on which the shares of Class A Common Stock are then listed or quoted. For so long as any Founder Directors shall be serving on the Board of Directors, at least four-ninths (4/9) of each committee of the Board of Directors shall be comprised of Founder Directors or other Directors selected by the Founder Directors.

(C) Protective Provisions. For so long as the Founder Entities, their affiliates and their Permitted Transferees in aggregate hold twenty percent (20%) or more of the issued and outstanding shares of Founder Preferred Stock, the Corporation shall not, without the prior vote or consent of the holders of at least a majority in voting power of the shares of Founder Preferred Stock then outstanding, voting or consenting together as a single class, amend, alter or repeal any provision of this Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Founder Preferred Stock. Notwithstanding the foregoing, for so long as the Founder Preferred Stock shall remain outstanding, the Corporation shall not, without the prior vote or consent of the holders of at least eighty percent (80%) in voting power of the shares of Founder Preferred Stock then outstanding, voting or consenting together as a single class, (i) amend, alter, repeal or adopt any provision inconsistent with Sections B(2)(c) or B(2)(e) of this Article FOURTH, (ii) fix the number of directors constituting the entire Board of Directors (including the Founder Directors) at greater than nine (9), or (iii) issue any additional shares of Founder Preferred Stock other than any additional shares of Founder Preferred Stock issued or issuable in connection with the transactions contemplated by the Merger Agreement.

(D) Action by Consent. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, if any, any action required or permitted to be taken at any meeting of the holders of the outstanding shares of Founder Preferred Stock, voting together as a single class, Series A Founder Preferred Stock, voting separately as a single class, or Series B Founder Preferred Stock, voting separately as a single class, as applicable, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of the outstanding shares of Founder Preferred Stock, voting together as a single class, Series A Founder Preferred Stock, voting separately as a single class, or Series B Founder Preferred Stock, voting separately as a single class, in each case, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Founder Preferred Stock, Series A Founder Preferred Stock or Series B Founder Preferred Stock, as applicable, were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of the outstanding shares of Founder Preferred Stock, voting together as a single class, Series A Founder Preferred Stock, voting separately as a single class, or Series B Founder Preferred Stock, voting separately as a single class, as applicable, shall, to the extent required by applicable law, be given to those holders of the outstanding shares of Founder Preferred Stock, Series A Founder Preferred Stock or Series B Founder Preferred Stock, as applicable, who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of outstanding shares of Founder Preferred Stock, Series A Founder Preferred Stock, or Series B Founder Preferred Stock, as applicable, to take the action were delivered to the Corporation.

(d) Liquidation, Dissolution, etc.

(A) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, subject to the rights of the holders of any Senior Stock (Liquidation), and on parity with the holders of any Parity Stock (Liquidation), the holders of the outstanding shares of Series A Founder Preferred Stock shall be entitled to receive the assets and funds of the Corporation available for distribution to its stockholders ratably with the holders of shares of Class A Common Stock in proportion to the number of shares of Class A Common Stock into which such shares of Series A Founder Preferred Stock could then be converted pursuant to Section B(2)(e) of this Article FOURTH. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be liquidation, dissolution or winding up of the Corporation within the meaning of this Section B(2)(d) of this Article FOURTH.

(e) Conversion.

(A) Automatic Conversion of Founder Preferred Stock. Upon the Mandatory Conversion Date, (i) each outstanding share of Series A Founder Preferred Stock shall automatically be converted into one (1) share of Class A Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Series A Founder Preferred Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Founder Preferred Stock) and (ii) each outstanding share of Series B Founder Preferred shall automatically be converted into one (1) share of Class B Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Series B Founder Preferred Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series B Founder Preferred Stock).

(B) Optional Conversion of Founder Preferred Stock. Each outstanding share of (i) Series A Founder Preferred Stock may be converted into one (1) share of Class A Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Series A Founder Preferred Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Founder Preferred Stock and (ii) Series B Founder Preferred Stock may be converted into one (1) share of Class B Common Stock, as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Series B Founder Preferred Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series B Founder Preferred Stock, in either case, by written notice of the holder thereof delivered to the Corporation specifying the number of shares of Series A Founder Preferred Stock or the number of shares of Series B Founder Preferred Stock, as applicable, to be converted (if such notice is silent as to the number of shares of Series A Founder Preferred Stock or the number of shares of Series B Founder Preferred Stock, as applicable, held by the holder and proposed to be converted hereunder, the notice shall be deemed to apply to all shares of Series A Founder Preferred Stock or all shares of Series B Founder Preferred Stock, as applicable, held by such holder) and the surrender of the certificate(s), if any, representing the shares of Series A Founder Preferred Stock or the shares of Series B Founder Preferred Stock, as applicable, proposed to be converted hereunder, duly indorsed for transfer to the Corporation, on the fifth (5th) Trading Day following receipt of said notice and certificate(s), if any, by the Corporation (the “Optional Conversion Date”). In the event of a conversion of share(s) of Series A Founder Preferred Stock pursuant to this Section B(2)(e)(B) of Article FOURTH, the holder whose shares are so converted shall not be entitled to receive, in respect of the share(s) of Series A Founder Preferred Stock so converted, the relevant pro rata amount of the Annual Dividend Amount which may have been attributable to such shares of Series A Founder Preferred Stock in respect of the Dividend Year in which the Optional Conversion Date occurs.

(C) Mechanics of Conversion. As a condition to conversion of shares of Series A Founder Preferred Stock or shares of Series B Founder Preferred Stock, as applicable, into shares of Class A Common Stock or Class B Common Stock, as applicable, pursuant to Section B(2)(e) of this Article FOURTH, such holder shall surrender the certificate(s), if any, representing such shares of Series A Founder Preferred Stock or such shares of Series B Founder Preferred Stock, as applicable, to the Corporation, duly indorsed for transfer to the Corporation. The Corporation shall, as soon as practicable, and in no event later than ten (10) days after the delivery of said certificate(s), if any, issue and deliver to such holder, or the nominee or nominees of such holder, confirmation of or certificate(s) representing, as applicable, the number of shares of Class A Common Stock or shares of Class B Common Stock, as applicable, to which such holder shall be entitled under Section B(2)(e) of this Article FOURTH, and the certificate(s), if any, representing the share(s) of Series A Founder Preferred Stock or the share(s) of Series B Founder Preferred Stock, as applicable, so converted shall be cancelled. The person(s) entitled to receive share(s) of Class A Common Stock or share(s) of Class B Common Stock, as applicable, issuable upon conversion of share(s) of Series A Founder Preferred Stock or share(s) of Series B Founder Preferred Stock, as applicable, pursuant to Section B(2)(e) of this Article FOURTH shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock or shares of Class B Common Stock, as applicable, as of the Mandatory Conversion Date or the Optional Conversion Date, as applicable.

(f) Adjustments.

(A) Series A Founder Preferred Stock. In any circumstances where the holders of a majority of the outstanding shares of Series A Founder Preferred Stock, voting separately as a single class, determine that an adjustment should be made to (i) any factor relevant for the calculation of the Annual Dividend Amount (including the amount which the Average Price per share of Class A Common Stock must meet or exceed for any ten consecutive Trading Days in order for the right to an Annual Dividend Amount to commence (initially set at US$11.50)), or (ii) the Preferred Share Dividend Equivalent, whether following a consolidation or sub-division of the issued and outstanding shares of Class A Common Stock, the Corporation will either (x) make such adjustment as is mutually determined by the Corporation and the holders of a majority of the outstanding shares of Series A Founder Preferred Stock (acting reasonably), voting separately as a single class, or (y) failing agreement within a reasonable time, at the Corporation’s expense appoint auditors, or such other person as the Corporation and the holders of a majority of the outstanding shares of Series A Founder Preferred Stock, voting separately as a single class, shall, acting reasonably, determine to be an expert for such purpose, to determine as soon as practicable what adjustment (if any) is fair and reasonable. Upon determination in either case the adjustment (if any) will be made and will take effect in accordance with the determination. The auditors (or such other expert as may be appointed) shall be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration shall not apply, the determination of the auditors (or such other expert as may be appointed) shall be final and binding on all concerned and the auditors (or such other expert as may be appointed) shall be given by the Company all such information and other assistance as they may reasonably require.

(B) Founder Preferred Stock. In any circumstances where (i) the holders of a majority of the outstanding shares of Series A Founder Preferred Stock, voting separately as a single class, or (ii) the holders of a majority in voting power of the outstanding shares of Series B Founder Preferred Stock, voting together as a single class, as applicable, determine that an adjustment should be made to the number of shares of Class A Common Stock into which the outstanding shares of Series A Founder Preferred Stock or to the number of shares of Class B Common Stock into which the outstanding shares of Series B Founder Preferred Stock, as applicable, shall convert, whether following a consolidation or sub-division of the issued and outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, the Corporation will either (i) make such adjustment as is mutually determined by the Corporation and the holders of a majority of the outstanding shares of Series A Founder Preferred Stock, voting separately as a single class or the holders of a majority in voting power of the outstanding shares of Series B Founder Preferred Stock, voting together as a single class, as applicable, acting reasonably, or (ii) failing agreement within a reasonable time, at the Corporation’s expense appoint auditors, or such other person as the Corporation and the holders of a majority of the outstanding shares of Series A Founder Preferred Stock, voting separately as a single class, or the holders of a majority in voting power of the outstanding shares of Series B Founder Preferred Stock, voting together as a single class, as applicable, shall, acting reasonably, determine to be an expert for such purpose, to determine as soon as practicable what adjustment (if any) is fair and reasonable. Upon determination in either case the adjustment (if any) will be made and will take effect in accordance with the determination. The auditors (or such other expert as may be appointed) shall be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration shall not apply, the determination of the auditors (or such other expert as may be appointed) shall be final and binding on all concerned and the auditors (or such other expert as may be appointed) shall be given by the Company all such information and other assistance as they may reasonably require.

(g) Waiver.

(A) Series A Founder Preferred Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Series A Founder Preferred Stock may be waived as to all shares of Series A Founder Preferred Stock in any instance (without the necessity of calling, noticing or holding any meeting of stockholders of the Corporation) by the consent or agreement of the holders of at least a majority of the shares of Series A Founder Preferred Stock then outstanding, voting, consent or agreeing separately as a single class.

(B) Series B Founder Preferred Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Series B Founder Preferred Stock may be waived as to all shares of Series B Founder Preferred Stock in any instance (without the necessity of calling, noticing or holding any meeting of stockholders of the Corporation) by the consent or agreement of the holders of at least a majority of the shares of Series B Founder Preferred Stock then outstanding, voting, consent or agreeing separately as a single class.

FIFTH: The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption or exchange of the outstanding Common Units or other applicable Units, pursuant to the OpCo LLC Agreement; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption or exchange of Common Units or other applicable Units pursuant to the OpCo LLC Agreement by delivering cash in lieu of shares of Class A Common Stock in accordance with the OpCo LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock issued pursuant to OpCo LLC Agreement shall, upon issuance, be validly issued, fully paid and non-assessable.

SIXTH: Subject to applicable law, including any vote of the stockholders required by applicable law, the Corporation:

(1) shall undertake all lawful actions, including, without limitation, a reclassification, dividend, division, combination or recapitalization, with respect to the shares of Class A Common Stock (and shares of Series A Founder Preferred Stock which may be converted into shares of Class A Common Stock) necessary to maintain at all times a one-to-one ratio between the number of Class A Common Units (as defined in the OpCo LLC Agreement and hereinafter, the “Class A Common Units”) owned by the Corporation and the number of outstanding shares of Class A Common Stock (and number of shares of Class A Common Stock into which all outstanding shares of Series A Founder Preferred Stock may be converted), disregarding, for purposes of maintaining such one-to-one ratio, (i) shares of restricted stock issued pursuant to a Corporation equity plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto, (ii) treasury shares, (iii) non-economic voting shares, such as shares of Class B Common Stock and Series B Founder Preferred Stock, or (iv) Preferred Stock or other debt or equity securities (including, without limitation, warrants, options and rights) issued by the Corporation that are convertible into or exercisable or exchangeable for shares of Class A Common Stock (except to the extent the net proceeds from such other securities, including, without limitation, any exercise or purchase price payable upon conversion, exercise or exchange thereof, have been contributed by the Corporation to the equity capital of OpCo) (clauses (i), (ii), (iii) and (iv), collectively, the “Disregarded Shares”);

(2) shall undertake all lawful actions, including, without limitation, a reclassification, dividend, division, combination or recapitalization, with respect to the shares of Class B Common Stock (and shares of Series B Founder Preferred Stock which may be converted into shares of Class B Common Stock) necessary to maintain at all times a one-to-one ratio between the number of Class B Common Units, LTIP Units or Rollover Profits Units owned by the holders thereof pursuant to the OpCo LLC Agreement and the number of outstanding shares of Class B Common Stock (and number of shares of Class B Common Stock into which all outstanding shares of Series B Founder Preferred Stock may be converted), owned by such holders;

(3) shall not undertake or authorize (i) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or similar event) or combination (by reverse stock split, reclassification, recapitalization or similar event) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class A Common Units to maintain at all times, subject to the provisions of this Certificate of Incorporation, a one-to-one ratio between the number of Class A Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares; or (ii) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or similar event) or combination (by reverse stock split, reclassification, recapitalization or similar event) of the Class B Common Stock that is not accompanied by an identical subdivision or combination of the Class B Common Units, LTIP Units or Rollover Profits Units to maintain at all times, subject to the provisions of this Certificate of Incorporation, a one-to-one ratio between and the number of Class B Common Units, LTIP Units or Rollover Profits Units owned by the holders of shares of Class B Common Stock and the number of outstanding shares of Class B Common Stock, unless, in each case, such action is necessary to maintain at all times both a one-to-one ratio between the number of Class A Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares, and a one-to-one ratio between and the number of Class B Common Units, LTIP Units or Rollover Profits Units owned by the holders of shares of Class B Common Stock and the number of outstanding shares of Class B Common Stock;

(4) shall not issue, transfer or deliver from treasury shares or repurchase or redeem shares of Class A Common Stock in a transaction not contemplated by the OpCo LLC Agreement unless in connection with any such issuance, transfer, delivery, repurchase or redemption the Corporation takes or authorizes all requisite action such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of Common Units owned by the Corporation shall equal on a one-for-one basis the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares;

(5) shall not issue, transfer or deliver from treasury shares or repurchase or redeem shares of Series A Founder Preferred Stock or Series B Founder Preferred Stock in a transaction not contemplated by the OpCo LLC Agreement unless in connection with any such issuance, transfer, delivery, repurchase or redemption, the Corporation takes or authorizes all requisite action such that, after giving effect to all such issuances, transfers, repurchases or redemptions, (i) the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Class A Common Units or other equity interests in OpCo which (in the good faith determination of the Board of Directors) are in the aggregate substantially equivalent in all respects to the outstanding shares of Series A Founder Preferred Stock so issued, transferred, delivered, repurchased or redeemed or (ii) the holders of Class B Common Units, LTIP Units or Rollover Profits Units hold (in the case of any issuance, transfer or delivery) or cease to hold (in the case of any repurchase or redemption) Class B Common Units or other equity interests in OpCo which (in the good faith determination of the Board of Directors) are in the aggregate substantially equivalent in all respects to the outstanding shares of Series B Founder Preferred Stock so issued, transferred, delivered, repurchased or redeemed, respectively; and

(6) shall not consolidate, merge, combine or consummate one or more other transactions (other than an action or transaction for which an adjustment is provided in one of the preceding paragraphs of this Article SIXTH) in which shares of Class A Common Stock (or shares of Series A Founder Preferred Stock) are exchanged for or converted into other stock, securities or the right to receive cash and/or any other property, unless in connection with any such consolidation, merger, combination or other transaction, either the Common Units, the LTIP Units and Rollover Profits Units shall be entitled to be exchanged for or converted into (without duplication of any corresponding share of Class A Common Stock which the Corporation may elect to issue upon a redemption or exchange of such Common Units by the holder thereof) the same kind and amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of Class A Common Stock that such Common Unit, LTIP Unit or Rollover Profits Unit could then be redeemed or exchanged for under the OpCo LLC Agreement, is exchanged or converted, the same kind and amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of Class A Common Stock is exchanged or converted, in each case to maintain at all times a one-to-one ratio between (x) the stock, securities or rights to receive cash and/or any other property issuable in such transaction in exchange for or conversion of one share of Class A Common Stock and (y) the stock, securities or rights to receive cash and/or any other property issuable in such transaction in exchange for or conversion of one Common Unit, LTIP Unit or Rollover Profits Unit. The foregoing provisions of this paragraph (6) may be waived in any instance (without the necessity of calling, noticing or holding any meeting of stockholders of the Corporation) by the consent or agreement of the holders of a majority in voting power of (i) the Class A Common Stock then outstanding, voting, consenting or agreeing separately as a single class, and (ii) the Class B Common Stock then outstanding, voting, consenting or agreeing separately as a single class.

SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

(a) Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) Number of Directors. Subject to the terms of any one or more classes or series of Preferred Stock, the Board of Directors shall consist of such number of members as fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

(c) Election of Directors.

(A) The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately as a single class pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to an outstanding series of Preferred Stock) (collectively, the “Preferred Directors” and each, a “Preferred Director”), shall be elected by the stockholders generally entitled to vote at each annual meeting of the stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been duly elected and qualified, subject to their earlier death, resignation, disqualification or removal. The election of directors need not be by written ballot unless the Bylaws so provide. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

(B) The vote required for the election of directors by stockholders (other than the Preferred Directors) in an uncontested election shall be the affirmative vote of a majority of the votes cast with respect to a director nominee. In any contested election of directors (other than the Preferred Directors), the director nominees receiving the greatest number of the votes cast for their election, up to the number of directors to be elected in such election, shall be deemed elected. Any incumbent director (other than a Preferred Director) who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election shall submit an offer to resign as director no later than two (2) weeks after the certification by the Corporation of the voting results, which resignation shall specify that it shall be effective upon its acceptance, if any, by the Board of Directors. For purposes of this paragraph, (i) a “majority of the votes cast” shall mean that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee, (ii) “abstentions” and “broker non-votes” shall not count as votes either “for” or “against” a director nominee, (iii) an “uncontested election” is one in which the number of individuals who have been nominated for election as a director is equal to, or less than, the number of directors to be elected in such election, and (iv) a “contested election” is one in which the number of individuals who have been nominated for election as a director exceed the number of directors to be elected as of the date that is ten (10) days prior to the date that the Corporation first mails its notice of meeting for such meeting to the stockholders.

(d) Subject to the rights of the holders of any outstanding series of Preferred Stock, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal or other cause shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier, death, resignation, disqualification or removal.

(e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

EIGHTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

NINTH: The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person in his or her capacity as such unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The Corporation shall, to the fullest extent permitted by applicable law, pay the expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer of the Corporation to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article NINTH or otherwise.

The rights to indemnification and to the advance of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article NINTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

TENTH: Subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders, for any purpose or purposes, (a) may be called at any time, but only by (i) the Chairman of the Board of Directors, if there be one, or, if there shall be Co-Chairmen of the Board of Directors, either of the Co-Chairmen of the Board of Directors, (ii) the Chief Executive Officer, if there shall be one, and (iii) the Board of Directors or (v) an officer authorized by the Board of Directors to do so and (b) shall be called by (i) the Chairman of the Board of Directors, if there shall be one, or, if there shall be Co-Chairmen of the Board of Directors, either of the Co-Chairmen of the Board, or (ii) the Secretary, upon the written request of the holders of at least thirty percent (30%) of the voting power of the then outstanding shares of stock generally entitled to vote on the matter for which such special meeting of stockholders is called. Such request shall state the purpose or purposes of the special meeting of stockholders.

ELEVENTH: Except as may otherwise be provided for or fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any outstanding series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the GCL, this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

THIRTEENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

FOURTEENTH: The Corporation reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed in this Certificate of Incorporation or applicable law, and all rights herein conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Certificate of Incorporation are granted subject to such reservation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed on its behalf this ___ day of _______, 2020.

DIGITAL LANDSCAPE GROUP, INC.

By:
Name:
Title:

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